FIDELITY D & D BANCORP, INC.
BLAKELY & DRINKER STREETS
DUNMORE, PA 18512

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Reorganization, dated as of December 9, 2019, by and among Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank, MNB Corporation and Merchants Bank of Bangor which provides, among other things, for the merger of MNB with and into Fidelity and the issuance of shares of Fidelity common stock to MNB shareholders in connection with the merger, all as described in the joint proxy statement/prospectus, and the transactions in connection therewith.	☐	☐	☐
2. To approve a proposal to adjourn or postpone the Special Meeting of Shareholders, if more time is needed, to allow Fidelity to solicit additional votes in favor of the reorganization agreement.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000441895_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com

REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS OF
FIDELITY D & D BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. Dempsey and Michael J. McDonald, and each of them, as proxies, with full power of substitution, to represent and vote all of the shares of Fidelity D & D Bancorp, Inc.'s ("Fidelity") common stock held of record by the undersigned at the close of business on February 28, 2020, at the Special Meeting of Shareholders to be held at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 on April 21, 2020, at 2:00 p.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of Fidelity.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting. It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting.

This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the Secretary of Fidelity and voting in person.

0000441895_2 R1.0.1.18

Continued and to be signed on reverse side